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                                                                    Exhibit 21.1

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                              LIST OF SUBSIDIARIES

                                                                 Country of
   Subsidiaries                                                 Organization
   ------------                                              ------------------
   Varian Asia Semiconductor Equipment Associates , Ltd.     USA, DE
   Varian Japan Holdings Ltd.                                USA, DE
   Varian Semiconductor Equipment Associates Pacific, Inc.   USA, DE
   Varian Semiconductor Equipment Associates China, Ltd.     USA, DE
   Varian Semiconductor Equipment Associates International,
    Inc.                                                     USA, DE
   Varian Semiconductor Equipment Associates S.A.S.          France
   Varian Semiconductor Equipment Associates GmbH            Germany
   Varian Semiconductor Equipment Associates Italia S.r.l.   Italy
   Varian Semiconductor Equipment K.K.                       Japan, and USA, DE
   Varian Korea, Ltd.                                        Korea
   Varian Semiconductor Equipment Associates Europe B.V.     Netherlands
   Varian Semiconductor Equipment Associates UK Limited      United Kingdom
   Varian Semiconductor Equipment Associates Austria GesmbH  Austria
   VSEA Foreign Sales Corporation                            Barbados
   Levin Trading Ltd.                                        Hong Kong
   Altin Ltd.                                                Hong Kong